LIBERTY INTERACTIVE

IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on July [ ], 2012.

Vote by Internet

- Go to **www.investorvote.com/LINT**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 1, 2 and 4.

	For	Against	Abstain
1. A proposal (the "Tracking Stock Proposal") to amend and restate our certificate of incorporation to create a new tracking stock to be designated the Liberty Ventures common stock and to make certain conforming changes to our existing Liberty Interactive common stock.	☐	☐	☐
2. A proposal to authorize the adjournment of the annual meeting by Liberty Interactive Corporation to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the annual meeting to approve the Tracking Stock Proposal.	☐	☐	☐

3. Election of Directors:

	For	Withhold
01 - Michael A. George	☐	☐
02 - Gregory B. Maffei	☐	☐
03 - M. LaVoy Robison	☐	☐

	For	Against	Abstain
4. A proposal to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2012.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS JULY [___], 2012 The undersigned hereby appoint(s) Charles Y. Tanabe and Christopher W. Shean, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A Liberty Interactive common stock or Series B Liberty Interactive common stock held by the undersigned at the Annual Meeting of Stockholders to be held at [_____], local time, on July [___], at the corporate offices of Starz, LLC, 8900 Liberty Circle, Englewood, CO 80112 and any adjournment or postponement thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR all nominees listed in Proposal 3, and FOR Proposals 1, 2 and 4. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 1, 2 AND 4. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE . Proxy — LIBERTY INTERACTIVE CORPORATION IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.